                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

        The following is a list of all subsidiary corporations of the registrant. All subsidiaries are wholly-owned by the Company, except that Buckley Mining Corporation and Plastics Universal Corporation are wholly-owned subsidiaries of Ada Mining Corporation. The Company's consolidated financial statements include the accounts of all subsidiaries.

                                               State of
                Subsidiary                   Incorporation
                ----------                   -------------
Adams Resources Exploration Corporation         Delaware
Kirbyville Marketing Co., Inc.                  Texas
Service Transport Company                       Texas
Bayou City Pipelines, Inc.                      Texas
Ada Crude Oil Company                           Texas
Ada Mining Corporation                          Texas
Classic Coal Corporation                        Delaware
Plastics Universal Corporation                  Kentucky
CJC Leasing, Inc.                               Kentucky
Buckley Mining Corporation                      Kentucky
GulfMark Energy, Inc.                           Texas
Ada Resources, Inc.                             Texas
Adams Resources Marketing, Ltd.                 Texas
Adams Resources Marketing GP, Inc.              Texas
Adams Resources Marketing II, Inc.              Nevada